As filed with the Securities and Exchange Commission on August 2, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

Virtu Financial, Inc.

(Exact name of Registrant as specified in its charter)

______________________

Delaware	32-0420206
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

______________________

1633 Broadway New York, NY	10019
(Address of Registrant’s principal executive offices)	(Zip code)

______________________

Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan
(Full title of the plan)

______________________

Douglas A. Cifu

Chief Executive Officer

1633 Broadway

New York, NY 10019

(212) 418-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

COPIES TO:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas New York,

New York 10019-6064

(212) 373-3000

______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Virtu Financial, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of General Instruction E (Registration of Additional Securities) on Form S-8 under the Securities Act of 1933, as amended, (the “Securities Act”), to register an additional 5,000,000 shares of its Class A common stock, par value $0.00001 per share, which is referred to as the Class A Common Stock, that are reserved for issuance upon exercise of options granted or in respect of awards to be granted under the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan. The contents of the Registration Statements on Form S-8 (Registration Nos. 333-203478, 333-219110 and 333-248537), filed with the Securities and Exchange Commission (the “Commission”) on April 17, 2015, June 30, 2017 and September 1, 2020, respectively, and Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-248537), filed with the Commission on November 6, 2020, are hereby incorporated by reference and made a part hereof.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

1.	The description of the Class A common stock set forth in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on April 16, 2015, and any amendment or report filed for the purpose of updating any such description;
2.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 18, 2022;
3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 3, 2022;
4.	The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Commission on August 2, 2022;
5.	The Company’s Current Reports on Form 8-K, filed with the Commission on January 13, 2022, May 2, 2022 and June 3, 2022; and
6.	The portions of the Definitive Proxy Statement on Schedule 14A for the 2022 annual meeting of stockholders filed on April 22, 2022 that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2021.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibits

4.1	Amended and Restated Certificate of Incorporation of Virtu Financial, Inc. (incorporated by reference from Exhibit 3.1 to Virtu Financial, Inc.’s Quarterly Report on Form 10-Q filed on May 29, 2015).

4.2	Amended and Restated By-laws of Virtu Financial, Inc. (incorporated by reference from Exhibit 3.2 to Virtu Financial, Inc.’s Quarterly Report on Form 10-Q filed on May 29, 2015).

4.3*	Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan.

4.4	Form of Restricted Stock Unit and Common Stock Award Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed on February 25, 2021).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to legality of the Class A common stock.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on signature pages of this Registration Statement).

107*	Filing Fee Table.

_________________________

* Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, Virtu Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on August 2, 2022.

VIRTU FINANCIAL, INC.

By:	/s/ Douglas A. Cifu
	Name:	Douglas A. Cifu
	Title:	Chief Executive Officer

II-2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Douglas A. Cifu, Sean Galvin, Joe Molluso and Brett Fairclough, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed on August 2, 2022, by the following persons in the capacities indicated.

Signature	Title

/s/ Douglas A. Cifu	Chief Executive Officer
Douglas A. Cifu	(Principal Executive Officer) and Director

/s/ Sean P. Galvin	Chief Financial Officer
Sean P. Galvin	(Principal Financial and Accounting Officer)

/s/ Robert Greifeld	Chairman of the Board of Directors
Robert Greifeld

/s/ Vincent Viola	Chairman Emeritus and Director
Vincent Viola

/s/ William F. Cruger, Jr.	Director
William F. Cruger, Jr.

/s/ Virginia Gambale	Director
Virginia Gambale

/s/ Joseph J. Grano, Jr.	Director
Joseph J. Grano, Jr.

/s/ Joanne M. Minieri	Director
Joanne M. Minieri

/s/ John D. Nixon	Director
John D. Nixon

/s/ Christopher C. Quick	Director
Christopher C. Quick

/s/ David Urban	Director
David Urban

/s/ Michael T. Viola	Director
Michael T. Viola

II-3